Exhibit 99.1

Seadrill Announces Third Quarter 2025 Results

Hamilton, Bermuda, November 5, 2025 - Seadrill Limited (“Seadrill” or the “Company”) (NYSE: SDRL) today announced its third quarter 2025 results.

Quarterly Highlights
•Secured contract awards across five rigs, adding over $300 million to Order Backlog(1).
•West Gemini, Sonangol Libongos and Sonangol Quenguela secured an estimated 1,000 days of incremental work in Angola, extending the longevity of the Sonadrill joint venture.
•West Vela was awarded two contracts in the U.S. Gulf, adding over four months in firm term, securing the rig into the second half of 2026.
•Sevan Louisiana received an award in the U.S. Gulf, scheduled to commence in direct continuation of the current contract in November 2025.
•Reported a net loss of $11 million and Adjusted EBITDA(2) of $86 million.
•Full year 2025 guidance ranges are narrowed. Total operating revenue of $1,360 million to $1,390 million (previously $1,320 million to $1,380 million). Current and prior guidance excludes $50 million of reimbursable revenue. Adjusted EBITDA(3) range is narrowed to $330 million to $360 million (previously $320 million to $380 million) and Capital Expenditure and Long-Term Maintenance is narrowed to $280 million to $300 million (previously $250 million to $300 million).
Financial Highlights

Figures in USD million, unless otherwise indicated	Three months ended September 30, 2025	Three months ended June 30, 2025
Total operating revenues	363	377
Contract revenues	280	288
Net loss	(11)	(42)
Adjusted EBITDA(2)	86	106
Adjusted EBITDA margin excluding Reimbursables(2)	24.4%	29.4%
Diluted loss per share ($)	(0.17)	(0.68)

“We continue to execute our strategy to build backlog coverage through 2025 and 2026, minimizing our exposure to contract gaps. Our commercial team secured over $300 million in new contracts across five rigs, including all three assets in the Sonadrill joint venture in Angola, reaffirming our position as a leading operator in the region. The awards in the U.S. Gulf demonstrate Seadrill’s continued ability to collaborate with customers, leverage advanced technology, and deliver operational excellence,” said President and CEO Simon Johnson. “As industry fundamentals improve and global tendering activity accelerates, Seadrill remains well positioned to create shareholder value and support long-term demand for energy services through a disciplined commercial strategy that drives sustainable growth.”
Financial and Operational Results
Third quarter 2025 total operating revenues decreased $14 million to $363 million, compared to $377 million in the prior quarter, primarily due to lower economic utilization(4), fewer rig operating days and a sequential decrease in reimbursable revenues.
Third quarter 2025 total operating expenses decreased by $34 million to $337 million, compared to $371 million in the prior quarter. A decrease of $44 million in management contract expenses was largely driven by an accrual in the prior quarter, partially offset by an $11 million increase in vessel and rig operating expenses due to the timing of repair and maintenance spend.

Exhibit 99.1
Net loss for the third quarter was $11 million. Adjusted EBITDA(2) was $86 million, compared to $106 million in the prior quarter.

Balance Sheet and Cash Flow
At quarter-end, Seadrill had gross principal debt of $625 million and $428 million in cash and cash equivalents, including $26 million of restricted cash, for a net debt position of $197 million. Net cash provided by operating activities during the third quarter of 2025 was $28 million, including additions of $69 million for capitalized long-term maintenance. Payments for capital additions captured in net cash used in investing activities were $19 million. Free Cash Flow(2) was $9 million.

Commercial Activity and Order Backlog(1)
•West Gemini secured a contract with Sonangol Exploração & Produção, S.A. in Angola. The estimated term is 280 days and work is scheduled to commence in December 2025 or January 2026.
•Sonangol Libongos received an award from Azule Energy Angola B.V. The estimated term is 525 days, plus priced options, with the commencement in direct continuation of the previous program in August 2025.
•Sonangol Quenguela received a contract with Total Energies in Angola. The estimated term is 210 days, plus priced options, with the commencement in direct continuation of the previous program in October 2025.
•West Vela was awarded a one-well contract with Walter Oil and Gas in the U.S. Gulf. The estimated term is 65 days, with the contract expected to commence in the first quarter of 2026 in direct continuation of the Talos program.
•West Vela was also awarded a further one-well contract with Talos in the U.S. Gulf. The estimated term is 60 days, with the contract expected to commence in the second quarter of 2026 in direct continuation of the Walter Oil and Gas program.
•Sevan Louisiana was awarded a contract with Walter Oil and Gas in the U.S. Gulf. The estimated term is 70 days, with the contract expected to commence in November 2025 in direct continuation of the current program.

As of November 5, 2025, Seadrill’s Order Backlog(1) was approximately $2.5 billion. The Company today provided an updated fleet status report on the Investor Relations section of its website, www.seadrill.com.

Conference Call Information
The Company will host a conference call to discuss its results on Thursday, November 6 at 08:00 CT / 15:00 CET. Interested participants may join the call by dialing +1 (800) 715-9871 (Conference ID: 5348977) at least 15 minutes prior to the scheduled start time. The Company will webcast the call live on the Investor Relations section of its website, where a replay will be available afterwards.

(1) Order Backlog includes all firm contracts at the contractual operating dayrate multiplied by the number of days remaining in the firm contract period. It includes management contract revenues and leasing revenues from bareboat charter arrangements and excludes revenues for mobilization, demobilization, contract preparation, and other incentive provisions and backlog relating to non-consolidated entities.
(2) These are non-GAAP measures. For a definition and a reconciliation to the most comparable GAAP measure, see Appendices.
(3) Due to the forward-looking nature of Adjusted EBITDA, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, net income. Accordingly, the Company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort. The unavailable information could have a significant effect on the Company's full year 2025 GAAP financial results.
(4) Economic utilization is defined as dayrate revenue earned during the period, excluding bonuses, divided by the contractual operating dayrate, multiplied by the number of days on contract in the period.

Exhibit 99.1
About Seadrill
Seadrill is setting the standard in deepwater oil and gas drilling. With its modern fleet, experienced crews, and advanced technologies, Seadrill safely, efficiently, and responsibly unlocks oil and gas resources for national, integrated, and independent oil companies. For further information, visit www.seadrill.com.

Contact
Kevin Smith
VP - Corporate Finance & IR
ir@seadrill.com

Exhibit 99.1
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this news release, including, without limitation, those regarding the Company’s outlook and guidance, plans, strategies, business prospects, contract awards, financial performance, operations, litigation, rig activity and changes and trends in its business and the markets in which it operates, are forward-looking statements. These forward-looking statements can often, but not necessarily, be identified by the use of forward-looking terminology, including the terms "assumes", "projects", "forecasts", "estimates", "expects", "anticipates", "believes", "plans", "intends", "may", "might", "will", "would", "can", "could", "should" or, in each case, their negative, or other variations or comparable terminology. These statements are based on management’s current plans, expectations, assumptions and beliefs concerning future events impacting the Company and therefore involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: those described under Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States ("U.S.") Securities and Exchange Commission (the “SEC”) on February 27, 2025, offshore drilling market conditions including supply and demand, dayrates, customer drilling programs and effects of new or reactivated rigs on the market, contract awards and rig mobilizations, contract backlog, dry-docking and other costs of maintenance, special periodic surveys, upgrades and regulatory work for the drilling units in the Company’s fleet, the performance of the drilling units in the Company’s fleet, delay in payment or disputes with customers, the Company’s ability to successfully employ its drilling units, procure or have access to financing, ability to comply with loan covenants, fluctuations in the international price of oil, international financial market conditions, U.S. trade policy and tariffs and worldwide reactions thereto, inflation, changes in governmental regulations that affect the Company or the operations of the Company’s fleet, increased competition in the offshore drilling industry, the review of competition authorities, the impact of global economic conditions and global health threats, pandemics and epidemics, our ability to maintain relationships with suppliers, customers, employees and other third parties, our ability to maintain adequate financing to support our business plans, our ability to successfully complete and realize the intended benefits of any mergers, acquisitions and divestitures, and the impact of other strategic transactions, our liquidity and the adequacy of cash flows to satisfy our obligations, future activity under and in respect of the Company’s share repurchase program, the cancellation of drilling contracts currently included in reported contract backlog, losses on impairment of long-lived fixed assets, shipyard, construction and other delays, the results of meetings of our shareholders, political and other uncertainties, including those related to the conflicts in Ukraine and the Middle East, and any related sanctions, the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies, including any litigation related to acquisitions or dispositions, the concentration of our revenues in certain geographical jurisdictions, limitations on insurance coverage, our ability to attract and retain skilled personnel on commercially reasonable terms, the level of expected capital expenditures, our expected financing of such capital expenditures and the timing and cost of completion of capital projects, fluctuations in interest rates or exchange rates and currency devaluations relating to foreign or U.S. monetary policy, tax matters, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, legal and regulatory matters in the jurisdictions in which we operate, customs and environmental matters, the potential impacts on our business resulting from decarbonization and emissions legislation and regulations, the impact on our business from climate change generally, the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems, including our rig operating systems, and other important factors described from time to time in the reports filed or furnished by us with the SEC.

The foregoing risks and uncertainties are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. In many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to any person(s) acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by securities laws.

Investors should note that we announce material financial information in SEC filings, press releases and public conference calls. Based on guidance from the SEC, we may use the Investors section of our website (www.seadrill.com) to communicate with investors, and we intend to post presentations and fleet status reports there, among other things. It is possible that the financial and other information posted there could be deemed to be material information. The information on our website is not part of, and is not incorporated into, this news release. Furthermore, references to our website URLs are intended to be inactive textual references only.

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Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In $ millions, except per share data)	2025	2024	2025	2024
Operating revenues
Contract revenues	280	263	816	805
Reimbursable revenues (1)	11	20	42	55
Management contract revenues (1)	63	62	189	185
Leasing revenues (1)	9	9	25	46
Other revenues (1)	—	—	3	5
Total operating revenues	363	354	1,075	1,096
Operating expenses
Vessel and rig operating expenses	(191)	(172)	(550)	(517)
Reimbursable expenses	(11)	(19)	(42)	(53)
Depreciation and amortization	(58)	(42)	(169)	(123)
Management contract expenses	(49)	(45)	(187)	(124)
Selling, general and administrative expenses	(27)	(27)	(76)	(76)
Merger and integration related expenses	(1)	(2)	(1)	(7)
Total operating expenses	(337)	(307)	(1,025)	(900)
Other operating items
Gain on disposals	—	—	—	203
Other operating income	—	—	—	16
Total other operating items	—	—	—	219
Operating profit	26	47	50	415
Financial and other non-operating items
Interest income	4	6	11	20
Interest expense	(15)	(15)	(45)	(46)
Equity in (losses)/earnings of equity method investments (net of tax)	(11)	(2)	3	(13)
Other financial and non-operating items	(4)	3	(31)	(11)
Total financial and other non-operating items, net	(26)	(8)	(62)	(50)
Profit/(loss) before income taxes	—	39	(12)	365
Income tax expense	(11)	(7)	(55)	(20)
Net (loss)/income	(11)	32	(67)	345
Basic (LPS)/EPS ($)	(0.17)	0.49	(1.08)	4.97
Diluted (LPS)/EPS ($)	(0.17)	0.49	(1.08)	4.82
(1) Includes revenue from related parties of $77 million and $235 million, for the three and nine months ended September 30, 2025, respectively, and $74 million and $246 million for the three and nine months ended September 30, 2024, respectively.

5

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In $ millions, except share data)	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	402	478
Restricted cash	26	27
Accounts receivables, net	179	193
Other current assets	223	230
Total current assets	830	928
Non-current assets
Equity method investment	71	68
Drilling units, net of accumulated depreciation of 615 as of September 30, 2025 (December 31, 2024: 430)	2,992	2,946
Deferred tax assets	47	63
Equipment	4	5
Other non-current assets	123	146
Total non-current assets	3,237	3,228
Total assets	4,067	4,156
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	72	118
Other current liabilities	367	383
Total current liabilities	439	501
Non-current liabilities
Long-term debt	612	610
Deferred tax liabilities	14	11
Other non-current liabilities	137	116
Total non-current liabilities	763	737
Commitments and contingencies
Shareholders' equity
Common shares of par value $0.01 per share: 375,000,000 shares authorized as of September 30, 2025 (December 31, 2024: 375,000,000) and 62,374,171 issued as of September 30, 2025 (December 31, 2024: 62,154,422)	1	1
Additional paid-in capital	1,983	1,969
Accumulated other comprehensive income	1	1
Retained earnings	880	947
Total shareholders' equity	2,865	2,918
Total liabilities and shareholders' equity	4,067	4,156

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In $ millions)	2025	2024
Cash flows from operating activities
Net (loss)/income	(67)	345
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	169	123
Gain on disposal of assets	—	(203)
Equity in (earnings)/losses of equity method investments (net of tax)	(3)	13
Deferred tax expense/(benefit)	19	(7)
Unrealized (gain)/loss on foreign exchange	(2)	5
Amortization of bond issuance costs	2	3
Share based compensation expense	14	12
Other	27	—
Other cash movements in operating activities
Additions to long-term maintenance	(167)	(167)
Changes in operating assets and liabilities
Trade accounts receivable	6	41
Trade accounts payable	(36)	55
Prepaid expenses/accrued revenue	1	(27)
Deferred revenue	(1)	19
Deferred mobilization costs	41	(62)
Other assets	(3)	(19)
Other liabilities	12	(50)
Net cash provided by operating activities	12	81

Cash flows from investing activities
Additions to drilling units and equipment	(87)	(119)
Other	(4)	—
Proceeds from disposal of assets	—	338
Net cash (used in)/provided by investing activities	(91)	219

Cash flows from financing activities
Shares repurchased	—	(431)
Net cash used in financing activities	—	(431)
Effect of exchange rate changes on cash	2	(5)
Net decrease in cash and cash equivalents, including restricted cash	(77)	(136)
Cash and cash equivalents, including restricted cash, at beginning of the period	505	728
Cash and cash equivalents, including restricted cash, at the end of period	428	592

Exhibit 99.1
Appendix I - Reconciliation of Net loss to Adjusted EBITDA (Unaudited)
Adjusted EBITDA represents Net loss before depreciation and amortization, taxes, total financial and non-operating items, other income and similar non-cash charges. Additionally, in any given period, the Company may have significant, unusual or non-recurring items which may be excluded from Adjusted EBITDA for that period. When applicable, these items are fully disclosed and incorporated into the reconciliation provided below. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Total operating revenues. Adjusted EBITDA excluding Reimbursables, represents Adjusted EBITDA, excluding Reimbursable revenues and Reimbursable expenses. Adjusted EBITDA Margin excluding Reimbursables represents Adjusted EBITDA excluding Reimbursables as a percentage of Total operating revenues excluding Reimbursable revenues.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables are non-GAAP financial measures. The Company believes that the aforementioned non-GAAP financial measures assist investors by excluding the potentially disparate effects between periods of depreciation and amortization, income tax benefit/expense, total financial items and non-operating items, merger and integration related expenses, gain on disposals and other adjustments specified, which are affected by various and possibly changing financing methods, capital structure and historical cost basis and which may significantly affect Net (loss)/income between periods.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables should not be considered as alternatives to Net loss or any other indicator of Seadrill Limited’s performance calculated in accordance with GAAP. Because the definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.

The tables below reconcile Net loss, the most directly comparable GAAP measure, to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables.

Figures in USD million, unless otherwise indicated	Three months ended September 30, 2025	Three months ended June 30, 2025
Net loss (a)	(11)	(42)
Depreciation and amortization	58	56
Sonadrill fees claim - pre-2025 impact (1)	1	43
Income tax expense	11	29
Total financial and other non-operating items, net	26	19
Merger and integration related expenses	1	—
Other adjustments (2)	—	1
Adjusted EBITDA (b)	86	106
Total operating revenues (c)	363	377
Net loss margin (a)/(c)	(3.0)%	(11.1)%
Adjusted EBITDA margin (b)/(c)	23.7%	28.1%

Figures in USD million, unless otherwise indicated	Three months ended September 30, 2025	Three months ended June 30, 2025
Adjusted EBITDA (b)	86	106
Reimbursable revenues	(11)	(16)
Reimbursable expenses	11	16
Adjusted EBITDA excluding Reimbursables (d)	86	106
Total operating revenues (c)	363	377
Reimbursable revenues	(11)	(16)
Total operating revenues excluding Reimbursable revenues (e)	352	361
Adjusted EBITDA margin excluding Reimbursables (d)/(e)	24.4%	29.4%
(1) Increase to estimated liability for Sonadrill fees claim following unfavorable legal ruling, primarily for fees related to pre-2025 periods.
(2) Primarily related to costs associated with the closure of the Company's London office, announced in 2023.

Exhibit 99.1
Appendix II - Contract Revenues Supporting Information (Unaudited)(1)

	Three months ended September 30, 2025	Three months ended June 30, 2025
Average number of rigs on contract(2)	10	10
Average contractual dayrates(3) (in $ thousands)	330	331
Economic utilization(4)	91.1%	93.4%

(1) Excludes three drillships managed on behalf of Sonadrill (West Gemini, Sonangol Quenguela, Sonangol Libongos).
(2) The average number of rigs on contract is calculated by dividing the aggregate days the Company's rigs were on contract during the reporting period by the number of days in that reporting period.
(3) The average contractual dayrate is calculated by dividing the aggregate contractual dayrates during a reporting period by the aggregate number of days for the reporting period.
(4) Economic utilization is defined as dayrate revenue earned during the period, excluding bonuses, divided by the contractual operating dayrate, multiplied by the number of days on contract in the period. If a drilling unit earns its full operating dayrate throughout a reporting period, its economic utilization would be 100%. However, there are many situations that give rise to a dayrate being earned that is less than the contractual operating rate, such as planned downtime for maintenance. In such situations, economic utilization reduces below 100%.

Exhibit 99.1
Appendix III - Reconciliation of Net cash flows provided by operating activities to Free Cash Flow (Unaudited)
The Company also presents Free Cash Flow as a non-GAAP liquidity measure. Free Cash Flow is calculated as Net cash provided by operating activities less Additions to drilling units and equipment. The Company believes Free Cash Flow is useful to investors, as it allows greater transparency of the utilization or generation of cash by the business. Because the definition of Free Cash Flow may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The table below reconciles Net cash flows provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow for the three months ended September 30, 2025 and June 30, 2025.

Figures in USD million	Three months ended September 30, 2025	Three months ended June 30, 2025
Net cash flows provided by operating activities	28	11
Additions to drilling units and equipment	(19)	(23)
Free Cash Flow	9	(12)